UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 8, 2009

SENECA FOODS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York (State or Other Jurisdiction of Incorporation)	0-01989 (Commission File Number)	16-0733425 (IRS Employer Identification No.)

3736 South Main Street, Marion, New York 14505-9751
(Address of Principal Executive Offices, including zip code)

(315) 926-8100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                Entry into a Material Definitive Agreement

Second Amendment to Shareholders Agreement

In connection with the 1998 issuance of convertible participating preferred stock, Seneca Foods Corporation (the “Company”) and certain of the Company’s substantial shareholders entered into a Shareholders Agreement providing, among other things, that (i) they would facilitate the election of two designees of certain affiliates of Carl Marks Management Company, L.P. (“CMMC”) to the Company’s Board of Directors (the “Board”); (ii) such designees would have at least 22% representation on committees of the Board; and (iii) the Company’s certificate of incorporation would be amended to require that certain major corporate actions would require unanimous approval of the Board, which amendment was filed on August 7, 1998.  Pursuant to the Shareholders Agreement, two CMMC director designees, Andrew M. Boas and James F. Wilson, currently sit on the Company’s Board.

On July 8, 2009, the Shareholders Agreement was amended to provide that the Shareholders Agreement will terminate in the event of the consummation of the secondary offering of Class A Common Stock by certain shareholders of the Company (the “Offering”).  See Item 7.01 below.  In addition, the CMMC director designees have agreed to resign immediately upon termination of the Shareholders Agreement.

While the provision in the Company’s certificate of incorporation requiring unanimous board approval of certain major corporate actions will automatically expire when certain affiliates of CMMC own 15% or less of the Company’s outstanding Class A common stock (assuming conversion of all shares of participating preferred stock into Class A common stock), the parties to the amendment to the Shareholders Agreement have also agreed to facilitate the elimination of such provision from the Company’s certificate of incorporation if the Offering is consummated.

The description of the Second Amendment to Shareholders Agreement contained herein is qualified in its entirety by the text of such agreement, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Agreement concerning Registration Rights

Also on July 8, 2009, the Company and the selling shareholders in the Offering entered into an Agreement relating to the rights and obligations of such parties arising under a Registration Rights Agreement dated June 22, 1998.  The Agreement concerns, among other matters, the payment of registration expenses and certain indemnification issues in connection with the Offering.  The Agreement further sets forth the rights of certain original selling shareholders identified therein in the event that all of their registrable securities are not sold in the Offering.

The description of the Agreement contained herein is qualified in its entirety by the text of such agreement, which is attached hereto as Exhibit 10.2 and is incorporated by reference herein.

Item 1.02.                                Termination of a Material Definitive Agreement

See Item 1.01 above.

Item 5.02.                                Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

Andrew M. Boas and James F. Wilson, the two CMMC director designees, have agreed to resign from the Board immediately upon termination of the Shareholders Agreement, at which time the Company expects that the size of the Board will be reduced to eight directors.  Neither Mr. Boas nor Mr. Wilson has expressed any disagreement with the Company under Item 5.02(a) of Form 8-K.

Item 7.01.                                Regulation FD Disclosure

On July 9, 2009, the Company announced that certain of the Company’s shareholders have commenced a secondary offering of 3,702,000 shares of Class A common stock.  A copy of the Company’s press release containing this announcement is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01  Financial Statements and Exhibits

(d)           Exhibits

10.1	Second Amendment to Shareholders Agreement dated as of July 8, 2009 by and among Seneca Foods Corporation and the parties listed therein.

10.2	Agreement concerning Registration Rights dated as of July 8, 2009 by and among Seneca Foods Corporation and the parties listed therein.

99.1	Press Release dated July 9, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:                      July 9, 2009

SENECA FOODS CORPORATION

By:   /s/Jeffrey L. Van Riper
       __________________________
Jeffrey L. Van Riper
Vice President and Controller